                                                                    Exhibit 99.8



                          AFG Receivables Trust 1997-A
             Summary Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                     Sub Servicer: Auto Finance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  January 1, 1998 through December 31, 1998

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Outstanding
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/Class B/Class C
                                                                                       Total for Period       Certificate Amount
                                                                                       ----------------       ------------------
(i)    Principal Distribution
         Class A Note Amount                                                             24,185,127               328.1430528
         Class B Note Amount                                                              6,136,603               328.1430533
         Class C Note Amount                                                              3,609,574               328.1430527
         Certificates Amount                                                              2,165,828               328.0590719

(ii)   Interest Distribution
         Class A Note Amount                                                              2,874,378               38.99946732
         Class B Note Amount                                                                763,786               40.84196086
         Class C Note Amount                                                                486,419               44.21986636

(iii)  Total Pool Balance of Notes and Certificates (end of Collection Period)           49,870,302

(iv)   Class A Notes Balance (end of Collection Period)                                  33,087,167
       Class A Pool Factor (end of Collection Period)                                     0.4489257
       Class B Notes Balance (end of Collection Period)                                   8,395,359
       Class B Pool Factor (end of Collection Period)                                     0.4489257
       Class C Notes Balance (end of Collection Period)                                   4,938,182
       Class C Pool Factor (end of Collection Period)                                     0.4489257
       Certificates Balance (end of Collection Period)                                    3,449,593

(v)    Basic Servicing Fee                                                                2,381,656             21.65024749

(vi)   Aggregate Net Losses                                                               7,167,748

(vii)  Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                          4,753,017
         Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                          5,500,297
         Draws on Reserve Account
         Deposits to Reserve Account

                          AFG Receivables Trust 1997-A
             Summary Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                     Sub Servicer: Auto Finance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  January 1, 1998 through December 31, 1998

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Outstanding
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/Class B/Class C
                                                                                       Total for Period       Certificate Amount
                                                                                       ----------------       ------------------
(viii) Class A Notes Interest Carryover Shortfall                                              0                       0
       Class B Notes Interest Carryover Shortfall                                              0                       0
       Class C Notes Interest Carryover Shortfall                                              0                       0
       Class A Notes Principal Carryover Shortfall                                             0                       0
       Class B Notes Principal Carryover Shortfall                                             0                       0
       Class C Notes Principal Carryover Shortfall                                             0                       0

(ix)   Aggregate Purchase Amount of Receivables Repurchased by the Seller
       or purchased by Servicer                                                                0

(x)    Delinquent Contracts                                                            Number                               Balance
                                                                                       --------------------------------------------
         30-59 Days                                                                    189                                1,770,247
         60-89 Days                                                                      0                                        0
         90 Days or More                                                                 0                                        0



                                    Page 25